UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2006

AMERIPRISE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32525	13-3180631
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

55 Ameriprise Financial Center
Minneapolis, Minnesota		55474
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (612) 671-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

2006 Base Salaries

On January 26, 2006, the Compensation and Benefits Committee (the “Committee”) of the Board of Directors (the “Board”) of Ameriprise Financial, Inc. (the “Company”) approved the annual base salaries of the Company’s executive officers for 2006 after a review of performance and competitive market data.  The annual base salaries for 2006 of the Company’s named executive officers (which officers were determined by reference to the Company’s Prospectus, dated November 22, 2005) whose base salaries were changed are as follows:  Mr. Cracchiolo – $850,000; Mr. Berman – $450,000; Mr. Heath – $325,000; and Mr. Salow – $475,000.  The changes to annual base salaries are effective as of the beginning of fiscal year 2006.

2005 Annual Incentive Awards

Also on January 26, 2006, the Committee authorized the payment to each of the Company’s named executive officers of annual incentive awards in respect of the year ended December 31, 2005.  For Messrs. Berman, Heath and Truscott, incentive award payments were authorized under the Ameriprise Financial 2005 Incentive Compensation Plan (the “Ameriprise ICP”) and the Ameriprise Financial Long-Term Incentive Award Program Guide (the “LTIA Guide”).  The incentive awards under the Ameriprise ICP were authorized from a pool, created under the Ameriprise ICP, which was equal to a percentage of the Company’s Operating Net Income for the fourth quarter of 2005.  ”Operating Net Income” is the Company’s reported net income, before the costs associated with the tax free spin-off of the Company from American Express Company (“AXP”), accounting changes and discontinued operations are taken into account.  The amounts of the incentive award payment under the Ameriprise ICP and the LTIA Guide to Messrs. Berman, Heath and Truscott were determined based on the attainment of certain performance objectives and a maximum percentage of the pool that was pre-established for each of them.

For the Company’s other two named executive officers, incentive award payments were authorized under the Ameriprise ICP for incentive awards that were originally granted by AXP (the “Assumed Cash Incentive Awards”) and that were assumed by the Company.  Payment of the Assumed Cash Incentive Awards were based on AXP’s diluted earnings per share (“AXP EPS”) and return on equity (“AXP ROE”) for 2005, with the amount of the payment being determined by reference to a matrix of possible performance levels.  In determining diluted AXP EPS and AXP ROE, AXP’s reported net income was adjusted to exclude the cumulative effect of accounting changes, income and losses from discontinued operations and extraordinary gains and losses.

In addition to the annual incentive awards discussed above, two of the Company’s named executive officers received additional cash incentive awards issued at the discretion of the Committee.  The additional cash award amounts approved by the Committee were as follows:  Mr. Cracchiolo — $750,000 and Mr. Truscott — $700,000.  The Committee considered the Company’s performance for 2005 against goals established for stockholder, customer, and employee metrics, and the individual performance rating of the executive officer in approving the annual incentive awards discussed above and these additional cash awards.  The accomplishment of the spin–off from AXP and achievement of other key initiatives were also considered by the Committee in assessing 2005 performance.  The Committee reviewed competitive market data on all executive officer positions before approving the 2005 annual incentive awards.

The Company intends to provide additional information regarding the compensation awarded to all of the Company’s named executive officers in respect of and during the period ended December 31, 2005, in the proxy statement for the Company’s 2006 annual meeting of stockholders, which is expected to be filed with the Securities and Exchange Commission in March 2006.

Indemnification Agreements

On January 26, 2006, the Board approved a form of Indemnification Agreement and entry into the Indemnification Agreement with each member of the Board (including James M. Cracchiolo, Chairman of the Board and Chief Executive Officer of the Company) and each of the persons holding any of the following management positions with the Company: Chief Financial Officer (currently, Walter S. Berman), General Counsel (currently, John C. Junek), and Principal Accounting Officer (currently, David K. Stewart).  In addition, the Board authorized the Company to enter into an Indemnification Agreement of the same form with any new director who joins the Company in the future and any future officer of the Company holding the office of Chief Executive Officer, Chief Financial Officer, General Counsel, or Principal Accounting Officer as well as any other present or future officer of the Company as the then-serving Chief Executive Officer may determine in his or her sole discretion.

The Indemnification Agreements provide for indemnification by the Company of each person subject to an Indemnification Agreement (an “Indemnified Party”) to the fullest extent permitted by law against expenses and damages if the Indemnified Party is, or is threatened to be made, a party to or participant in a legal proceeding by reason of his or her status as a director or officer of the Company. The Indemnification Agreements provide that the Company will advance the expenses of the Indemnified Party incurred in any such proceedings prior to final disposition of the claim.

The Indemnification Agreements also provide that if indemnification under the agreement is unavailable to an Indemnified Party, the Company may contribute to the amount of expenses incurred by that person in connection with a claim relating to an indemnifiable event in such proportion as is deemed fair and reasonable in light of all of the circumstances of such event. The Indemnification Agreements further provide that if an Indemnified Party elects or is required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with the Indemnified Party, the Company shall contribute the amount of expenses actually and reasonably incurred and paid or payable by the Indemnified Party in proportion to the relative benefits received by the Company and all its officers, directors or employees, other than the Indemnified Party, who are jointly liable with the Indemnified Party in connection with the transaction from which such action, suit or proceeding arose.

The Indemnification Agreements also provide that to the extent the Company maintains liability insurance for directors, officers, employees, or agents or fiduciaries of the Company, the Indemnified Party shall be covered by such policy with no less coverage than any other individual receives under the Company’s policy.  Under the Indemnification Agreements, the Company must maintain such insurance for an Indemnified Party for two years post-termination at the same level as it then maintains for its then-current directors and officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIPRISE FINANCIAL, INC.
(REGISTRANT)

DATE: February 1, 2006	By:	/s/John C. Junek
		Name:	John C. Junek
		Title:	Executive Vice President and General Counsel